EXHIBIT 99.1

Contact:

David Nagler

Vice President Corporate Affairs

ARYx Therapeutics, Inc.

(510) 585-2200 x. 211

dnagler@aryx.com

ARYx Therapeutics Retains Cowen and Company To Explore Strategic Options

FREMONT, Calif., February 18, 2010 — ARYx Therapeutics Inc. (NASDAQ: ARYX), a biopharmaceutical company, today announced that it has retained Cowen and Company to explore strategic options for ARYx. While discussions continue with pharmaceutical companies regarding the licensing of its oral antiarrythmic agent, budiodarone, the companies with whom ARYx was engaged in advanced discussions have recently indicated that they do not intend to proceed to an agreement. As a result, it has become clear that ARYx will not complete a partnership on the product in the near term. By retaining Cowen, ARYx will explore the possibility of capturing full near-term value for its three lead programs rather than pursuing licensing deals that provide value over an extended period of time.

In conjunction with this action, ARYx has also completed a substantial reorganization of the Company, reducing the number of employees to fewer than 20. The focus of this retained group is to work with Cowen to optimize the value of the late-stage assets of the Company in the most efficient manner.

“When we reached the point that it became clear we will not be completing a partnership in the near term, we reviewed many strategic alternatives before deciding to retain the services of an investment bank, “ said Dr. Paul Goddard, chairman and chief executive officer of ARYx. “ We have three products at proof of concept stage and amongst these three programs we have treated more than two thousand people with our drugs. For each of these products, we have made substantial progress in characterizing both their safety and efficacy, and we remain convinced that they have substantial value.  It is for this reason that we have retained the services of Cowen with the objective of realizing optimal value on behalf of our stockholders.”

ARYx Therapeutics, Inc.

6300 Dumbarton Circle,   Fremont, CA  94555  Ph: 510-585-2200  Fax: 510-585-2202

www. aryx.com

About ARYx Therapeutics, Inc.

ARYx Therapeutics is a biopharmaceutical company focused on developing a portfolio of internally discovered products designed to eliminate known safety issues associated with well-established, commercially successful drugs. ARYx uses its RetroMetabolic Drug Design technology to design structurally unique molecules that retain the efficacy of these original drugs but are metabolized through a potentially safer pathway to avoid specific adverse side effects associated with these compounds. ARYx currently has four products in clinical development: an oral anti-arrhythmic agent for the treatment of atrial fibrillation, budiodarone (ATI-2042); an oral anticoagulant agent for patients at risk for the formation of dangerous blood clots, tecarfarin (ATI-5923); a prokinetic agent for the treatment of various gastrointestinal disorders, ATI-7505; and, an agent for the treatment of schizophrenia and other psychiatric disorders, ATI-9242. Please visit the ARYx Website at www.aryx.com for additional information.

Forward-looking Statements

This press release contains forward-looking statements, including, without limitation, statements related to the occurrence and likelihood of a partnering and/or strategic transaction with respect to ARYx’s lead product candidates and assets on optimal terms or at all. Words such as “continue,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. ARYx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that ARYx will need substantial additional funding and may be unable to raise additional capital when needed which would force ARYx to limit or cease its operations and related product development programs, the risk that collaborative arrangements will likely place the development of ARYx’s product candidates outside of its control, the risk that ARYx depends on collaborative arrangements to complete the development and commercialization of each of its product candidates and ARYx may have to alter its development and commercialization plans if collaborative relationships are not established for tecarfarin, budiodarone and ATI-7505, the risk that ARYx’s product candidates may not demonstrate safety and efficacy or lead to regulatory approval, the risk that any failure or delay in commencing or completing clinical trials for its product candidates could severely harm ARYx’s business, and the risk that third party manufacturers could delay or prevent the clinical development of ARYx’s product candidates. These and other risk factors are discussed under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2008, in our Quarterly Report on Form 10-Q for the quarter ended September 31, 2009 and our other filings with the U.S. Securities and Exchange Commission. ARYx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

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